MEMBERSHIP INTEREST REDEMPTION AND EARNOUT AGREEMENT THIS MEMBERSHIP INTEREST REDEMPTION AND EARNOUT AGREEMENT (the “Agreement”), is made effective as of April 1, 2024 (the “Effective Date”), by and between Contrail Aviation Support, LLC, a North Carolina limited liability company (the “Company”), and OCAS, Inc., a Wisconsin corporation (f/k/a Contrail Aviation Support Inc.)(“Seller”). This Agreement is also executed by Air T, Inc., a Delaware corporation, for purposes of Sections 7(d) and 9 (“Air T”). RECITALS: WHEREAS, Seller is a party to that certain First Amended and Restated Operating Agreement of the Company, effective as of July 18, 2016, as amended (the “Operating Agreement”); WHEREAS, Seller holds a 21% Membership Interest (as that term is defined in the Operating Agreement) in the Company; WHEREAS, Seller desires to sell to the Company, and the Company is willing to purchase and redeem from Seller, 16% of Seller’s Membership Interest in the Company (such Membership Interest to be purchased, the “Redeemed Interest”), represented by 1,000 units in the Company, as more fully described and in accordance with the terms and conditions set forth herein; WHEREAS, Seller will retain a 5% Membership Interest in the Company, represented by 312.5 units in the Company (the “Retained Interest”); and WHEREAS, as partial consideration for the redemption of the Redeemed Interest, and as an incentive for Seller to continue its contributions to the success of the Company, the parties have agreed to an earnout arrangement, the terms of which are incorporated herein as Exhibit A. NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: AGREEMENT: 1. Redemption of Redeemed Interest. Subject to the terms and conditions of this Agreement, Seller shall sell, transfer, assign, convey, and deliver the Redeemed Interest to the Company, and the Company shall purchase and redeem the Redeemed Interest from Seller, effective as of the Effective Date (the “Closing”). The Company and Seller hereby waive any notice or other technical requirements relating to the redemption of the Redeemed Interest as set forth in the Operating Agreement or any other agreement, document, or instrument, and any notice or other waiting periods related thereto. 2. Purchase Price. The aggregate purchase price for the Redeemed Interest shall be (a) Four Million Five Hundred Seventy Thousand and 00/100 Dollars ($4,570,000.00) (the “Cash Purchase Price”) plus (b) the Earnout calculated and paid in accordance with Exhibit A attached hereto and incorporated herein (the “Earnout”). The Cash Purchase Price shall

- 2 - be payable to Seller at Closing by delivery by the Company to Seller of a Secured Subordinated Promissory Note, in an original principal amount equal to the Cash Purchase Price, in substantially the form attached hereto as Exhibit B (the “Note”). 3. Assignment Separate from Certificate. Seller shall execute and deliver to the Company the Assignment Separate from Certificate attached hereto as Exhibit C (the “Assignment Separate from Certificate”), so as to transfer to the Company all right, title, and interest of Seller to the Redeemed Interest. Subject to Section 8 hereof, Seller acknowledges and agrees that the Company will not deliver the Note to Seller in payment of the Purchase Price for the Redeemed Interest unless and until Seller has executed and delivered to the Company the Assignment Separate from Certificate and such additional documents as the Company may reasonably request. 4. Subordination Agreement. As a condition precedent to Closing, it is agreed that the parties shall enter into a subordination agreement in a form acceptable to and required by the senior lender of the Company. Such subordination agreement shall stipulate that the payments made to Seller under this Agreement, including the Note and Earnout Payments (as defined in Exhibit A) shall be subordinate to all existing and future debts owed by the Company to such senior lender. 5. Representations and Warranties of Seller. Seller hereby represents and warrants to the Company that the following are true and accurate as of the Closing: (a) Authority. This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms; and Seller has all requisite right, power, authority, and capacity to execute and deliver this Agreement, and perform its obligations hereunder. (b) Title. Seller owns all right, title, and interest in and to the Redeemed Interest free and clear of all pledges, liens, claims, charges, proxies, security interests, options, encumbrances, and restrictions whatsoever, other than the rights of the Company and its members pursuant to the Operating Agreement. (c) Ownership; Right to Sell. Seller holds all right, title, and interest in and to the Redeemed Interest and is the sole owner, beneficially and of record, of the Redeemed Interest and has the absolute and unrestricted legal capacity, right, power, and authority to sell the Redeemed Interest to the Company. Seller has not sold, assigned, pledged, or otherwise transferred any of the Redeemed Interest to any other person. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, or other agreement or restriction of any kind or character to which Seller is bound. (d) Access to Information. Seller has received and reviewed such information concerning the business and financial condition of the Company necessary to make an informed decision regarding the sale of the Redeemed Interest. Seller has had the opportunity to meet with members of management of the Company and to ask

- 3 - such questions and review such documentation as Seller may have requested in writing and has used such access to Seller’s satisfaction for the purpose of obtaining information relating to Seller’s decision to sell the Redeemed Interest. (e) No Legal Claims; Non-contravention. There are no claims, actions, suits, proceedings, or investigations pending or threatened against Seller that may affect the Redeemed Interest owned by Seller or the consummation of the transactions contemplated by this Agreement. Seller is not operating under or subject to, or in default with respect to, any order, writ, injunction, judgment, stipulation, award, or decree of any court or other governmental agency. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, or other agreement, or restriction of any kind or character to which Seller is bound. (f) Fair Value; Voluntary Agreement. Seller believes that the Purchase Price to be received for the sale of the Redeemed Interest, and the terms of payment of such Purchase Price under the Note, is fair and reasonable under the circumstances. Seller is consummating the transactions contemplated by this Agreement with a full understanding of all of the terms, conditions, and risks related to the transactions contemplated hereby, and willingly assumes those terms, conditions, and risks. (g) Legal Representation. Seller acknowledges that it has obtained, or had the opportunity to obtain, separate legal counsel to represent it in the transactions contemplated by this Agreement or has been given an opportunity to obtain such counsel prior to the execution and delivery of this Agreement. (h) Additional Documents. Seller will, upon request by the Company or its officers, execute and deliver any additional documents reasonably necessary to complete the sale, assignment, and transfer of the Redeemed Interests to the Company. 6. Representations and Warranties of the Company. The Company hereby represents and warrants to Seller that the following are true and accurate as of the Closing: (a) Authority. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms; and the Company has all requisite right, power, authority, and capacity to execute and deliver this Agreement, and perform its obligations hereunder. (b) No Legal Claims; Non-contravention. There are no claims, actions, suits, proceedings, or investigations pending or threatened against the Company that may affect the Redeemed Interest or the consummation of the transactions contemplated by this Agreement. The Company is not operating under or subject to, or in default with respect to, any order, writ, injunction, judgment, stipulation, award or decree of any court or other governmental agency. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract,

- 4 - commitment, indenture, or other agreement or restriction of any kind or character to which Company is bound. The Company has secured all requisite consent from its Senior Lender(s) to the transactions contemplated by this Agreement. (c) Fair Value; Voluntary Agreement. The Company believes that the Purchase Price to be paid for the Redeemed Interest, and the terms of payment of such Purchase Price under the Note, is fair and reasonable under the circumstances. The Company is consummating the transactions contemplated by this Agreement with a full understanding of all of the terms, conditions, and risks related to the transactions contemplated hereby, and willingly assumes those terms, conditions, and risks. 7. Indemnification and Waiver. (a) Seller shall indemnify, defend, and hold harmless the Company from and against any and all claims, liabilities, losses, damages, costs, and expenses, including, but not limited to, court costs and attorneys’ fees, which result from or relate to a breach of Seller’s warranties, representations, and/or obligations under this Agreement. Seller’s representations, warranties, and agreements as contained in this Agreement and in any certificate, instrument, or document delivered by or on behalf of any of the parties hereto shall survive the consummation of the transactions contemplated hereby and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Company. (b) The Company shall indemnify, defend, and hold harmless the Seller from and against any and all claims, liabilities, losses, damages, costs, and expenses, including, but not limited to, court costs and attorneys’ fees, which result from or relate to a breach of the Company’s warranties, representations, and/or obligations under this Agreement. Company’s representations, warranties, and agreements as contained in this Agreement and in any certificate, instrument, or document delivered by or on behalf of any of the parties hereto shall survive the consummation of the transactions contemplated hereby and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Seller. (c) In consideration of the covenants, agreements, payments, and undertakings of the parties under this Agreement, effective upon the Effective Date, and except for fraud, intentional wrongful conduct and to the extent expressly provided for herein to the contrary, Joseph Kuhn, and Seller, on behalf of itself and its respective present and former owners, shareholders, members, beneficial owners, subsidiaries, affiliates, officers, directors, managers, and its and their respective successors and assigns (collectively, “Seller Releasors”) hereby releases, waives, and forever discharges the Company and its present and former members, owners, parents, subsidiaries, officers, governors, managers, members, agents, representatives, affiliates, successors, and assigns (collectively, “Company Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises,

- 5 - variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising under any agreement or understanding or otherwise (collectively, “Claims”), which any of such Seller Releasors ever had, now have, or hereafter can, shall, or may have against any of such Company Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the Effective Date, except for (i) any Claims under this Agreement or any documents delivered pursuant to this Agreement including, without limitation, the Note, the Put and Call Option Agreement (as hereinafter defined), and the Security Agreement (as hereinafter defined); (ii) any Claims with respect the Retained Interest; and (iii) any Claims that may not be waived under applicable law. (d) In consideration of the covenants, agreements, payments, and undertakings of the parties under this Agreement, effective upon the Effective Date, and except for fraud, intentional wrongful conduct, and to the extent expressly provided for herein to the contrary, the Company and Air T, on behalf of itself and its respective present and former owners, shareholders, members, beneficial owners, subsidiaries, affiliates, officers, directors, managers, and its and their respective successors and assigns (collectively, “Company Releasors”) hereby releases, waives, and forever discharges Seller, and its present and former shareholders, owners, parents, subsidiaries, officers, governors, directors, agents, representatives, affiliates, successors, and assigns (collectively, “Seller Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising under any agreement or understanding or otherwise (collectively, “Claims”), which any of such Company Releasors ever had, now have, or hereafter can, shall, or may have against any of such Seller Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the Effective Date, except for (i) any Claims under this Agreement or any documents delivered pursuant to this Agreement including, without limitation, the Note, the Put and Call Option Agreement (as hereinafter defined), and the Security Agreement (as hereinafter defined); (ii) any Claims with respect the Retained Interest; and (iii) any Claims that may not be waived under applicable law. 8. Closing. The Closing of the transactions provided for in this Agreement (the “Closing”) shall take place by delivery of the closing deliveries specified in Section 9 below (the “Closing Deliveries”) on the Effective Date via overnight delivery, facsimile, electronic transmission, and other similar means for exchanging documentation, and the Parties will

- 6 - not be required to be in attendance at the same location at the Closing. All actions and deliveries to take place at the Closing shall be deemed to take place simultaneously, and no delivery shall be deemed to have been made until all such actions and deliveries have been completed. 9. Closing Deliveries. (a) At the Closing, the Seller shall deliver the following: 1. This Agreement, duly executed by Seller; 2. The Assignment Separate from Certificate, duly executed by the Seller; 3. The Note, duly executed by Seller; 4. A Security Agreement and Unit Pledge to secure the Company’s performance of the Note, in a form acceptable to the Company and Seller (the “Security Agreement”), duly executed by Seller; 5. The Second Amendment to First Restated Operating Agreement of Contrail Aviation Support, in a form acceptable to the Company and Seller (the “OA Amendment”), duly executed by Seller; 6. A Put and Call Option Agreement, in a form acceptable to the Company, Seller, and Air T (the “Put and Call Option Agreement”), duly executed by Seller; and (b) At the Closing, the Company shall deliver the following: 1. This Agreement, duly executed by the Company and Air T; 2. The Note, duly executed by the Company; 3. The Security Agreement, duly executed by the Company; 4. The OA Amendment, duly executed by the Company and Air T; and 5. The Put and Call Option Agreement, duly executed by the Company and Air T. 10. Notices. Any notice required or permitted to be given pursuant to any provisions of this Agreement shall be in writing, signed by or on behalf of the person giving the same, and delivered by hand or mailed to the parties at the following addresses (or to such other address as a party may designate from time to time) by registered or certified mail, postage prepaid, return receipt requested, or by a third party company or governmental entity providing delivery services in the ordinary course of business, which guarantees delivery on a specified date:

- 7 - If to the Company: Contrail Aviation Support, LLC c/o Air T, Inc. 5000 W 36th Street, Suite 200 Minneapolis, MN 55416 Attention: General Counsel If to Seller: OCAS, Inc. --------------------------- Attn: Joseph Kuhn With a copy to: Haus, Roman and Banks, LLP 148 E. Wilson Street, Suite 200 Madison, WI 53703 Attn: Michael E. Banks 11. Miscellaneous (a) Binding Agreement. This Agreement will be binding upon and will inure to the benefit of the Company, Seller and their respective successors and assigns. (b) Further Assurances. The parties hereto agree that at any time and from time to time, at the expense of each such party, the parties will promptly execute and deliver all further instruments, certificates, and documents and take all further action that may be reasonably necessary or desirable or that may be reasonably necessary for either party to exercise and enforce its respective rights and remedies hereunder. (c) Successors and Assigns, Third Party Beneficiaries. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. There are no third-party beneficiaries of this Agreement. The Company may not assign its rights or obligations under this Agreement, or any document executed pursuant to this Agreement, without the Seller’s prior written consent, provided that consent to any assignment shall not relieve the Company of its continuing obligations under this Agreement, and the Company shall remain jointly and severally liable with such assignee following assignment. (d) Governing Law. This Agreement is made and executed under the laws of the State of North Carolina and is intended to be governed by the laws of said state. (e) Amendments. This Agreement may not be amended or modified except in writing signed by all parties to be bound by such amendment or modification. (f) Entire Agreement. This Agreement, together with the Closing Deliveries, collectively, contains all of the terms agreed upon by the parties with respect to the

- 8 - subject matter hereof and supersedes all prior agreements, arrangements, or understandings, whether oral or written, with respect to the subject matter hereof. (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. [Signature Page to Follow]

[Signature Page to Membership Interest Redemption and Earnout Agreement] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Membership Interest Redemption and Earnout Agreement as of the day and year first above written. COMPANY: CONTRAIL AVIATION SUPPORT, LLC /s/ Miriam Kuhn By: Miriam Kuhn Its: Chief Financial Officer SELLER: OCAS, INC. /s/ Joseph Kuhn By: Joseph Kuhn Its: President AIR T: AIR T, INC. By: ____/s/ Nick Swenson______________ Nick Swenson Title: President & Chief Executive Officer

A-1 EXHIBIT A CONTINGENT EARNOUT 1. Contingent Earnout Payments. Beginning on the fiscal year that begins on April 1, 2024, and extending through five (5) consecutive fiscal years, ending on March 31, 2029 (the “Earnout Period”), Seller shall be eligible to receive certain earnout payments (the “Earnout Payments”), which shall be payable in accordance with the following: a. Subject to the terms of this Agreement, Seller shall be eligible to receive an Earnout Payment in each fiscal year where the Company achieves a minimum of $7,000,000.00 in Adjusted EBITDA (as defined in Section h herein), in which case the Company shall pay Seller an Earnout Payment equal to 9.14% of the Company’s Adjusted EBITDA above $7,000,000.00, the amount of which shall be uncapped. For avoidance of doubt, no Earnout Payments shall be made for fiscal years where the Company generates less than $7,000,000.00 in Adjusted EBITDA. b. Earnout Payments shall be calculated annually by the Company, and such calculation (the “Earnout Statement”) shall be completed and delivered to Seller within thirty (30) days following the completion of the annual audits of both the Company and Air T, Inc. (the “Earnout Notice Date”). c. Notwithstanding anything herein to the contrary, Earnout Payments shall be subordinated and subject to the payment in full of all then outstanding Senior Debt (as that term is defined in the Note) of the Company. No Earnout Payments shall be made during the Earnout Period if such payment causes or would cause a Loan Default (as that term is defined in the Note) or such Loan Default otherwise exists of any Senior Debt. In such case, any Earnout Payments due and owing to Seller shall be deferred until the Company is no longer reasonably at risk of a Loan Default (based on the Company’s rolling twelve (12)-month forecast jointly prepared in accordance with the Note) or has been authorized by the holder of any Senior Debt that it can resume making Earnout Payments. Any deferred Earnout Payments shall accrue interest at a rate equal to the Note rate, for a period not to exceed twelve (12) consecutive months or eighteen (18) combined months, whichever is less. Accrued interest shall be paid in a lump sum, together with the Earnout Payment next coming due following deferral hereunder. d. Seller shall have thirty (30) days from the Earnout Notice Date to review and respond to the Earnout Statement. If Seller objects to the Company’s calculation of the Earnout Statement, then Seller shall deliver written notice to the Company setting forth a reasonably detailed description of the basis of the objection (the “Objection Notice”). If no Objection Notice is received by the Company prior to the end of the thirty (30)- day review period, then Seller shall be deemed to have accepted the Earnout Statement for all purposes hereunder, and the Company shall, within five (5) business days thereafter, pay the Earnout Payment to Seller. If the Company timely receives an Objection Notice, the Company shall promptly pay any undisputed amount of the Earnout Payment, and the Company and Seller shall work in good faith to resolve any disputed amount within thirty (30) days thereafter (the “Resolution Period”). Failing

A-2 resolution during the Resolution Period, the dispute shall be referred to an independent arbitration accountant (the “Independent Accountant”), agreed to by the parties, and not otherwise affiliated with the Company, Seller, or their affiliates within the last three (3) years (the “Independence Standard”), and if the parties are unable to agree on the designation of such Independent Accountant within ten (10) days following expiration of the Resolution Period, then each party shall name an accountant in writing, and the accountants so named shall mutually select a third accountant meeting the Independence Standard to serve as the Independent Accountant. If one party selects an accountant under the previous sentence (the “Selecting Party”) and the other party fails to select an accountant within ten (10) days following receipt of the written selection of the Selecting Party, then the accountant chosen by the Selecting Party shall serve as the Independent Accountant. Upon the final resolution of such dispute, the Company shall, within fifteen (15) days thereafter, pay any additional Earnout Payment, if any, to Seller, including interest from the Earnout Notice Date to the date of payment at the rate of the then current ten (10)-year Treasury bond yield plus 250 basis points (the “Prescribed Rate”). The Company and Seller shall each pay one half (1/2) of the fees and costs of the Independent Accountant. e. The Company shall promptly provide Seller and its agents with reasonable access to the Company’s books, records, and other information to allow Seller to calculate the Company’s Adjusted EBITDA, evaluate the accuracy of the Company Earnout Statement, and prepare its Objection Notice. Failure of the Company to provide the access specified herein (which access may include the transmission of electronic copies of supporting materials to Seller or its designated agents) shall extend Seller’s review period for delivering its Objection Notice for a reasonable period of time following the date on which such materials and access have been provided. Nothing contained herein limits the books, records, and other information to which Seller is entitled as a Member of the Company under applicable law. f. The decision of the Independent Account hereunder shall be final and binding on the parties only in the case in which the total cumulative value disputed is less than $2 million. If the cumulative amount in dispute exceeds $2 Million, absent the written agreement of the parties to some other procedure, the parties shall be free to pursue all remedies available at law or in equity. g. If Seller commences legal action to collect amounts that the Independent Accountant determines are due, Seller shall be entitled to recover its costs, expenses, and reasonable attorney fees from the Company. h. For the purposes of this Agreement: (1) “EBITDA” shall mean the Company’s Net Income (Loss), with the following adjustments: (a) Add to Net Income (Loss) Interest Expense,

A-3 (b) Add to Net Income (Loss) Depreciation, (c) Add to Net Income (Loss) Engine Depreciation, (d) Add to Net Income (Loss) Amortization Expense, (e) Add to Net Income (Loss) Swap mark-to-market loss, (f) Add to Net Income (Loss) Inventory Write-Downs, (g) Add to Net Income (Loss) Realized Loss on Engine Sales, (h) Add to Net Income (Loss) Corporate Expense Allocation, (i) Subtract from Net Income (Loss) Interest Income, (j) Subtract from Net Income (Loss) Swap mark-to-market gain, and (k) Subtract from Net Income (Loss) gains from PPP Loan Forgiveness. (2) “Adjusted EBITDA” shall mean the Company’s EBITDA, with the following adjustments: (a) Subtract from EBITDA Engine Depreciation, (b) Subtract from EBITDA Inventory Write-Downs, (c) Subtract from EBITDA Realized Loss on Engine Sales, (d) Subtract from EBITDA OCAS Note Interest, and (e) Add to EBITDA Interest Income earned on leased assets; and (f) Adjusted EBITDA shall be adjusted to account for other non-recurring income (subtractions) and expense (additions) items that were not included in EBITDA. This includes, but is not limited to, any non-cash stock-related compensation expenses. (3) A detailed illustration of the calculation of the Company’s EBITDA and Adjusted EBITDA is attached hereto as Schedule 1, and is incorporated herein.

A-4 i. During the Earnout Period, the Company shall not take any actions having the primary purpose or material effect of shifting or transferring Company revenue or earnings to its parent or affiliates companies controlling, controlled by, or under common control with the Company or Air T. Any revenue or earnings which are shifted or transferred in violation hereof shall be added to the Adjusted EBITDA when calculating the Earnout Payments.

EXHIBIT B SECURED SUBORDINATED PROMISSORY NOTE (See attached)

C-1 EXHIBIT C ASSIGNMENT SEPARATE FROM CERTIFICATE FOR VALUE RECEIVED, the undersigned (the “Transferor”) hereby sells, assigns, and transfers unto Contrail Aviation Support, LLC, a North Carolina limited liability company (the “Company”), a sixteen percent (16%) membership interest in the Company (the “Redeemed Interest”), represented by 1,000 units, standing in the Transferor’s name on the books of the Company and does hereby irrevocably constitute and appoint any appropriate officer of the Company to transfer said Redeemed Interest on the books of the Company with full power of substitution. Dated: April 1, 2024 TRANSFEROR: OCAS, INC. /s/ Joseph Kuhn By: Joseph Kuhn Its: President 29025322v2